Exhibit 99.1
Obalon Therapeutics Inc. Announces Pricing of $15,000,000 Public Offering
SAN DIEGO, CA. (August 2, 2019) – Obalon Therapeutics Inc. (Nasdaq: OBLN) (the “Company”), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced the pricing of an underwritten public offering of (i) 2,015,000 shares of common stock together with common stock warrants (the “common warrants”) to purchase 1,511,250 shares of common stock and (ii) 1,735,000 pre-funded warrants, with each pre-funded warrant exercisable for one share of common stock, together with common warrants to purchase 1,301,250 shares of common stock. The shares of common stock (or pre-funded warrants, as applicable) and accompanying common warrants are being sold together at a combined public offering price of $4.00 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The common warrants will have an exercise price of $4.40 per share, will be immediately exercisable and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase up to an additional 562,500 shares of common stock and/or 421,875 common warrants to cover over-allotments, if any.
The gross offering proceeds to the Company from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, and excluding the exercise of any warrants and the underwriters’ option to purchase additional shares, are expected to be approximately $15,000,000. The offering is expected to close on or about August 6, 2019, subject to customary closing conditions.
The Company intends to use the net proceeds from this offering to launch its transition to company-owned or managed Obalon-branded retail centers, and for general corporate purposes.
A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.
A registration statement on Form S-1 (No. 333-232276) relating to the offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on August 1, 2019. The offering is being made only by means of a prospectus. A copy of the final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss.
Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Obalon Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Obalon Therapeutics' future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Obalon Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Obalon Therapeutics' business in general, please refer to the risk factors in the section captioned “Risk Factors” in the registration statement and final prospectus related to this offering filed with the Securities and Exchange Commission.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President & Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com